SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2004

Novoste Corporation

(Exact name of registrant as specified in its charter)

Florida	0-20727	59-2787476
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 International Blvd. Norcross, GA	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 717-0904

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of August 17, 2004, the Board of Directors of the Company amended and restated the Third Amended and Restated By-Laws of the Company to include two amendments. In general, the amendments clarify the voting requirements set forth in the By-Laws.

Specifically, the last sentence of Article III, Section 3.06 of the By-Laws was amended and restated to provide that at all meetings of the shareholders at which a quorum is present, action on a matter (other than the election of directors) by the shareholders, or a voting group of shareholders, will be approved if the votes cast by the shareholders, or within the voting group of shareholders, favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Florida Business Corporation Act requires a greater number of affirmative votes. In addition, Article III, Section 3.06 and Article IV, Section 4.03 of the By-Laws were amended to provide that directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

The foregoing description of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the Fourth Amended and Restated By-Laws which are attached hereto as Exhibit 3.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

3.3	Fourth Amended and Restated By-Laws of the Company effective as of August 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVOSTE CORPORATION

Date: August 23, 2004	By:	/s/ Daniel G. Hall
Daniel G. Hall
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.3	Fourth Amended and Restated By-Laws of the Company effective as of August 17, 2004.